Exhibit 99.2

Article XV, Section 1 of the Bylaws of Southwest Gas Holdings, Inc. is amended to read in its entirety as follows:

“Section 1.  At all corporate meetings, each shareholder, either in person or by proxy, shall be entitled to as many votes as such shareholder owns shares of stock. No shareholder shall be entitled to cumulative voting rights as to any election of directors.”